NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:
Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group, Ltd. to Comply with Subpoena Regarding Certain Loss
Mitigation Insurance Products and Other State Regulator Information
Requests

        HAMILTON, Bermuda – May 25, 2005 — Everest Re Group, Ltd. (NYSE: RE) today announced that its U.S. holding company subsidiary, Everest Reinsurance Holdings, Inc. (“Everest Holdings”) has received a subpoena from the Securities and Exchange Commission seeking information regarding certain loss mitigation insurance products. Everest Re Group, Ltd. has stated that Everest Holdings will fully cooperate with this and any future inquiries and that Everest Holdings does not believe that it has engaged in any improper business practices with respect to loss mitigation insurance products.

        Everest Re Group, Ltd.‘s insurance subsidiaries have also received and are responding to broadly distributed information requests by state regulators including from Delaware and Georgia.

        Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.